UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     February 2, 2016

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 25, 2015, the board of directors of CD International Enterprises, Inc. (the "Company" "we", "us" or "our") authorized our 2015 Employee and Consultant Stock Incentive and Compensation Plan (the "2015 Plan").  The purpose of the 2015 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company.  We have initially reserved 30,000,000 shares of our common stock for issuance upon awards to be made under the 2015 Plan.  The maximum number of shares of common stock which may be subject to awards under the 2015 Plan made to individuals who are neither officers, directors nor employees of our company is limited to 3,000,000 shares.  The 2015 Plan also contains an "evergreen formula" pursuant to which the number of shares of common stock available for issuance under the 2015 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2015 Plan beginning with calendar year 2016, provided that we have sufficient authorized but unissued and unreserved shares of our common stock available, by an amount equal to 1.5% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 1,500,000 shares of common stock.

Grants under the plan may either be:

-	stock options,
-	awards of our common stock, or
-	rights to make direct purchases of our common stock which may be subject to certain restrictions.

Any option granted under the 2015 Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of grant.  The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee.  In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split.  Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

On February 2, 2016, our board of directors amended the 2015 Plan and approved the 2015 Employee and Consultant Stock Incentive and Compensation Plan - Amendment 1 ("Amended Plan"). The Amended Plan differs from the 2015 Plan by deleting a provision of the 2015 Plan that limited any annual increase in the number of shares subject to the 2015 Plan to 1,500,000 shares. Also, the Amended Plan added a Provision that the maximum number of shares of common stock under the Amended Plan which may be subject to awards made to individuals who are neither officers, directors nor employees of the Company is limited to 15,000,000 shares.

A copy of the Amended Plan is filed herewith as Exhibit 10.58 and incorporated herein by reference.  The description of certain terms of the Amended Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the Amended Plan.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.58	2015 Employee and Consultant Stock Incentive and Compensation Plan - Amendment 1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: February 4, 2016	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD., Chief Executive Officer